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From file prm1002

        SPECIMEN - NOT AN OFFICIAL FILING

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S-1.1


This good money filing will be accepted and the fees checked but since it is missing the required FDS, it will be have a warning indicating that it is flawed.


MISSING REQUIRED ARTICLE